NORTHERN INSTITUTIONAL FUNDS

FORM N-SAR

File No. 811-03605

Semi-Annual Period Ended May 31, 2013

Exhibits

EX-99.77Q1(a): Copies of any material amendments to the registrant’s charter or by-laws

(a)(1) Amendment No. 21 to the Agreement and Declaration of Trust of the Trust, dated February 15, 2013, is hereby incorporated by reference to Exhibit (a)(22) in Registrant’s Post-Effective Amendment No. 71 filed with the Commission on March 22, 2013 (Accession No. 0001193125-13-121455).